UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K


                                  CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report: February 22, 2001


                           WTAA  INTERNATIONAL,  INC.
         (Exact  Name  of  registrant  as  specified  in  its  chapter)



          Florida                    000-28847                    89145
(State or other jurisdiction   (Commission File Number)      (IRS  Employer
     of  incorporation)                                   Identification Number)




   1027  S.  Rainbow  Blvd.,  Unit  391
   Las  Vegas,  NV                                                  89145
  (Address  of  principal  offices)                              (Zip  Code)



Registrant's  telephone  number,  including  area  code  (702)  341-6622


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ITEM  1.     CHANGES  IN  CONTROL  OF  REGISTRANT

None

ITEM  2.     ACQUISITION  OR  DISPOSITION  OF  ASSETS

None

ITEM  3.     BANKRUPTCY  OR  RECEIVERSHIP

None

ITEM  4.     CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

Amisano and Hanson of Vancouver British Columbia prepared the Company's audited financial statements for fiscal 1999. There are no disagreements between management and Amisano and Hansen. Grant Thornton of Seattle Washington have been engaged to produce the audited financial statements for fiscal 2000.

The decision to change accountants was approved by the board of directors on February 8, 2001.

ITEM  5.      OTHER  EVENTS

On February 8, 2001, the Board of Directors of the Company unanimously resolved to consolidate the Company's share capital on a 15 old shares for one new share of the Company's common shares. On February 22, 2001, the Board of Directors of the Company unanimously resolved a clarifying resolution stating that any fraction of one share be rounded up to the next integer.

The effect of this is: to reduce the issued and outstanding capital common shares. of the company from 24,152,011 to 1,610,134; to reduce the number of issued incentive stock options from 2,500,000 to 166,666; and, to reduce the issued share purchase warrants from 6,804,644 to 453,642. Effective, 2001, the Company changed its CUSIP number from 92933Q101 to 92933Q200 and its trading symbol from WTAA to WTIN

ITEM  7.      FINANCIAL  STATEMENTS,  PRO  FORMA  FINANCIALS,  &  EXHIBITS

1.0     Communication  from  Silver  State Transfer Agent dated February 5, 2001
1.1     Communication  from  CUSIP  Service  Bureau  dated  February  8,  2001
1.2     News  Release  of  WTAA  International,  Inc.  dated  February  8, 2001.
1.3     Letter  from  former  Auditor  dated  February  22,  2001.

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:                                     WTAA  International,  Inc.

                                              /s/ William  McKay
                                          By:     William  McKay
                                          President,  Chairman,  CEO


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